Exhibit 99

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FOR IMMEDIATE RELEASE                                          November 24, 2003
Media Contact: Steven W. Lynn (520) 884-3629                         Page 1 of 4
Financial Analyst Contact: Jo Smith (520) 884-3650

           UNISOURCE ENERGY APPROVES TRANSACTION WITH INVESTOR GROUP; SIGNIFICANT EQUITY INVESTMENT WOULD STRENGTHEN LOCAL UTILITIES

TUCSON, ARIZ. - The Board of Directors of UniSource Energy Corporation (NYSE:
UNS) has approved an investor group's offer to acquire all of the company's outstanding shares in a transaction that would strengthen the capital base of the company's regulated utility operations.

The transaction provides up to $260 million of additional capital to Tucson Electric Power Company (TEP), UniSource Energy's principal subsidiary, including the retirement of a $95 million inter-company loan from TEP to UniSource Energy.

An affiliate of Saguaro Utility Group, L.P. has agreed to pay $25.25 per share of UniSource Energy common stock, representing a premium of 30 percent over the closing price on Friday, November 21, 2003. The group's general partner is Sage Mountain, L.L.C., an Arizona company managed and owned by Frederick B. Rentschler, former president and chief executive officer of Armour-Dial, Beatrice Companies and Northwest Airlines. The group's limited partners are investment funds affiliated with Kohlberg Kravis Roberts & Co., J.P. Morgan Partners, LLC, and Wachovia Capital Partners.

The approximately $3 billion transaction would leave UniSource Energy's senior management team in place, and the company's headquarters would remain in Tucson. No changes in UniSource Energy's operations or personnel are anticipated as a result of this transaction.

"This transaction gives our local management team additional resources to help us serve the energy needs of communities across Arizona," said James S. Pignatelli, who would continue as UniSource Energy's Chairman, President and Chief Executive Officer under the proposed purchase.

"We will be a stronger company as a result of this transaction. This investment ensures that we can maintain the service and reliability that have become our hallmarks while pursuing our plans to bring service improvements to our customers and communities," Pignatelli said.

"Our Board of Directors approved this transaction after careful consideration of the best interests of all of our constituents, including our shareholders, customers, communities and employees. Shareholders of UniSource Energy will realize the full value of their investments, our customers and communities will


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UNISOURCE ENERGY APPROVES OFFER FROM INVESTORS                 November 24, 2003
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benefit from a significantly strengthened, locally operated utility company, and our employees will enjoy the enhanced opportunities that will accompany our development," Pignatelli said.

UniSource Energy serves approximately 550,000 customers across Arizona through its two regulated subsidiaries, TEP and UniSource Energy Services (UES). TEP provides electric service to more than 360,000 customers in the Tucson metropolitan area, while UES serves 77,500 electric customers and 126,000 gas customers in other parts of the state. UniSource Energy's subsidiaries also include Millennium Energy Holdings, Inc., which oversees the company's unregulated investments, and UniSource Energy Development Company, which is developing a 400-MW coal fired generator at TEP's Springerville Generating Station.

"We are delighted to be making this investment in one of Arizona's great public utilities," said Scott Stuart, a member of KKR. "As long-term investors, our goal is to invest in the highest quality businesses and back the strongest management teams we can find, providing them with the financial resources to implement their strategic initiatives. Through this investment, UniSource Energy will be able to move more quickly and decisively to pursue its plans to further strengthen its businesses and enhance service and reliability for customers in Arizona. We believe we have found the right team with the right game plan in UniSource Energy."

"Jim Pignatelli, his senior management team and UniSource Energy's 1,700-plus employees have built an outstanding reputation for balancing the interests of the company, its customers and the communities they serve," said Jeffrey Walker, Managing Partner of J.P. Morgan Partners. "UniSource Energy satisfies the energy needs in one of the fastest growing regions in the U.S., and we look forward to supporting their continued growth."

The transaction is structured as a merger and is expected to close in the second half of 2004. The transaction is subject to customary closing conditions, including the approval of UniSource Energy shareholders and approvals and other actions by the Arizona Corporation Commission (ACC), the Securities and Exchange Commission under the Public Utility Holding Company Act, the Federal Energy Regulatory Commission under the Federal Power Act and federal antitrust authorities under the Hart-Scott-Rodino Antitrust Improvements Act.

TEP and UES would remain under the oversight of the ACC, which sets utility rates for Arizona consumers. The purchase would not affect the rates paid by UniSource Energy's utility consumers. TEP's rates are frozen through December 2008, while UES' rates are frozen through August 2007.

Pignatelli will discuss the proposed acquisition today during a conference call that will be available live on the Internet. The conference call is scheduled to begin at 7 a.m. MST (9 a.m. EST). To listen to the live conference call, dial
(877) 582-0446 from the United States or (706) 645-9751 from outside the United States five to 10 minutes prior to the event and reference confirmation code 4205023. A telephone replay will be available for seven days. To listen to the replay, dial (800) 642-1687 from the United States or (706) 645-9291 from outside the United States and reference confirmation code 4205023.

A live audio-only webcast of the conference call will be available through a link at www.UniSourceEnergy.com. Listeners are encouraged to visit the Web site


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UNISOURCE ENERGY APPROVES OFFER FROM INVESTORS                 November 24, 2003
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at least 30 minutes before the event to register, download and install any necessary audio software. A recording of the webcast will be available for 30 days through a link at www.UniSourceEnergy.com.

The limited partners of Saguaro Utility Group, L.P. specialize in making investments on behalf of public and corporate pension funds, endowments, insurance companies and individuals.

KKR is a private investment firm headquartered in New York, London and Menlo Park, California, focused on making long-term investments in attractive businesses to implement value-creating strategies. Founded in 1976, KKR has completed more than 119 transactions in North America and Europe involving in excess of $114 billion in total financing. KKR's investors are primarily institutions, including state and corporate pension funds, banks, insurance companies and university endowments. For more information, visit www.kkr.com.

J.P. Morgan Partners (JPMP), formerly Chase Capital Partners, is a global partnership with approximately $21 billion in capital under management (as of September 30, 2003). It is a leading provider of private equity and has closed over 1,300 individual transactions since its inception in 1984. JPMP has more than 130 investment professionals in eight regional offices throughout the world. J. P. Morgan Partners' primary limited partner is J.P. Morgan Chase & Co. (NYSE: JPM), one of the largest financial institutions in the United States. For more information, visit www.jpmorganpartners.com.

Wachovia Capital Partners (WCP) is the principal investing group of Wachovia Corporation, the nation's fifth-largest financial holding company. Since 1988, WCP has committed approximately $3 billion of capital to more than 200 companies. WCP has offices in Charlotte, NC and New York City. For more information, visit www.wachoviacapitalpartners.com

UniSource Energy's primary subsidiaries include TEP, Arizona's second-largest investor-owned electric utility; UES, an electric and gas utility serving customers in Northern and Southern Arizona; and Millennium Energy Holdings, parent company of UniSource Energy's unregulated energy-related businesses. For more information about UniSource Energy and its subsidiaries visit www.UniSourceEnergy.com.

New Harbor Incorporated and Morgan Stanley & Co. Incorporated acted as financial advisors, and Fennemore Craig, P.C., and Thelen Reid & Priest LLP served as legal counsel to UniSource Energy in connection with the transaction. Credit Suisse First Boston, J.P. Morgan Securities Inc. and Lehman Brothers Inc. acted as financial advisors, and Simpson Thacher & Bartlett LLP and Milbank, Tweed, Hadley & McCloy LLP served as legal counsel to the investor group.

Certain statements included in this news release are intended as "forward looking statements." These statements include assumptions, expectations, predictions intentions or beliefs about future events, particularly regarding the proposed acquisition of UniSource Energy Corporation. UniSource Energy cautions that actual future results may vary materially from those expected or implied in any forward-looking statements. Some of the key factors that could cause actual results to vary materially from those expressed or implied include the receipt of required regulatory approvals, which are significant, and the satisfaction of other conditions precedent to the consummation of the


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UNISOURCE ENERGY APPROVES OFFER FROM INVESTORS                 November 24, 2003
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transaction, including the approval of the transaction by the shareholders of
UniSource Energy Corporation, and the availability of financing of the transaction. There can be no assurance that such conditions will be satisfied or that such transaction will be consummated. More information about the risks and uncertainties relating to these forward-looking statements are found in UniSource Energy Corporation's SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov.

UniSource Energy shareholders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by UniSource Energy, and stockholders may obtain a free copy of the proxy statement when it becomes available and other documents filed or furnished by UniSource Energy with the SEC at the SEC's web site at www.sec.gov. The proxy statement and other documents filed or furnished by UniSource Energy may also be obtained for free by directing a request to UniSource Energy at (866) 275-4867. Those documents will be mailed to all UniSource Energy shareholders.

UniSource Energy and its directors and executive officers may be deemed to be participants in the solicitation of proxies from UniSource Energy's shareholders in favor of the merger. Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of UniSource Energy shareholders to approve the merger at the following address:
UniSource Energy Tower, 1 S. Church Avenue, Tucson, AZ 85701. Shareholders of UniSource Energy may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.